Exhibit 8.1
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DE BRAUW
BLACKSTONE
WESTBROEK

To: LYB International Finance III, LLC 1221 McKinney Street Suite 300 Houston, Texas USA 77010			Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 10 October 2019		Paul Sleurink E paul.sleurink@debrauw.com T +31 20 577 1719 (direct) T +31 20 577 1467 (secretary)

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Dear Sir/Madam,

LYB International Finance III, LLC (the ''Issuer'')
USD 1,000,000,000 of 4.200% Guaranteed Notes due 2049 (the "Notes")

1	INTRODUCTION
I act as Dutch tax adviser to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in the Annex (Definitions).

2	DUTCH LAW
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY
I have examined the following documents:

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction ("overeenkomst van opdracht") with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A
.

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(a)	a copy of the Registration Statement including the Prospectus Supplement; and

(b)	a copy of the Current Report.

4	ASSUMPTIONS
I have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	The documents listed under 3 have been or will be filed with the SEC in the form referred to in this opinion.

5	OPINION
Based on the documents referred to and assumptions made in paragraphs 3 and 4 and subject to any matters not disclosed to me, I am of the following opinion:

5.1	The statements in the Prospectus Supplement under the heading "Tax consequences - Material Dutch Tax Considerations", to the extent that they are statements as to Dutch Tax law, are correct.

6	RELIANCE

6.1
This opinion is an exhibit to the Current Report and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Current Report and may not be relied upon for any purpose other than the Registration.

6.2	By accepting this opinion, each person accepting this opinion agrees that:

(i)	only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii)
the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to it.

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6.3	The Issuer may:

(i)	file this opinion as an exhibit to the Current Report; and

(ii)	refer to De Brauw giving this opinion under the heading "9.01 Financial Statements and Exhibits" in the Current Report.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Paul H. Sleurink
Paul H. Sleurink

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Annex - Definitions

In this opinion:

"Current Report" means the Issuer's current report on Form 8-K dated 10 October 2019, reporting the issue of the Notes (excluding any documents incorporated by reference into the report and any exhibits to the report).

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Dutch law" means the law directly applicable in the Netherlands.

"Dutch Tax" means any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

"Issuer" means LYB International Finance III, LLC, with seat in Delaware, United States of America.

"Notes" means the USD 1,000,000,000 of 4.200% guaranteed notes due 2049 issued by the Issuer.

"Prospectus Supplement" means the prospectus supplement dated
26 September 2019 for the Notes.

"Registration" means the registration by the Issuer of the Notes with the SEC under the Securities Act.

"Registration Statement" means the registration statement on Form S-3 dated 22 February 2019 and relating to the registration by the Issuer of the Notes under the Securities Act (including the Prospectus Supplement, but excluding any documents incorporated by reference in it and any exhibits to it).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

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